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                                                                    Exhibit 10.1
July 18, 2001



ICM, Inc.
310 N. First Street
Colwich, KS  67030

Re:      CONFIDENTIAL LETTER OF INTENT

Gentlemen:

         This Letter of Intent is intended to summarize the principal terms upon which Heartland Ethanol LLC and its successors (the "Company") would retain ICM, Inc. ("ICM") to provide a variety of services related to the design and construction of a facility to process corn or grain sorghum into ethanol to be located in Northwestern Kansas (the "Facility"). The Company will provide services related to the business issues and financing of the Facility. ICM will provide services related to the design and construction of the Facility. The terms upon which ICM will provide their services will be included in a "Design/Build Agreement" between and among the Company and ICM.

         The completion of such agreements, which are sometimes referred to as the "definitive agreements," is subject to and contingent upon the Company and ICM (and their respective legal counsels) reaching agreement on the form of such documents and the terms and conditions set forth therein.

         The Company and ICM expressly state their intention that this Letter of Intent do(es) not and shall not constitute a legal and binding obligation, contract or agreement between and among the parties to this Letter of Intent. Instead, the parties hereby agree that they will enter into good faith negotiations for the preparation of definitive agreements containing substantially the provisions described below. However, the Company and ICM may each unilaterally withdraw from negotiation toward the foregoing agreements or dealing with the other parties at any time, in such withdrawing party's sole discretion. The parties do, however, expressly intend that the provisions of
Section 6 of this letter, governing confidentiality, shall constitute a legal and binding agreement of the parties upon execution of this letter by each party.

         The principal terms of the proposed agreements are as follows:

SECTION 1.  SCOPE OF SERVICES.

         A. COMPANY PROVIDED SERVICES (NOT PART OF ICM'S SCOPE). The Scope of Services to be provided by the Company shall include, but not be limited to the following areas:

         a) Implement a legal business structure and hold regular meetings for the purpose of developing and operating an ethanol plant in northwestern Kansas.
         b) Development and implementation of a financing strategy for the capital needs of the Company.


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         c)       Develop financial options, including associated costs and
                  technical aspects.
         d) Provide credit and rating analyses, submissions, presentations, etc.
         e)       Develop a Pre Financial Close Budget and Schedule
         f)       Prepare a Development Business Plan
         g) Negotiate key contracts including insurance, marketing and/or sales contracts.
         h)       Other items agreed to between the Company and ICM.

         B. ICM SERVICES. The Scope of Services to be provided to the Company by ICM shall include, but shall not be limited to, performance of services in the following areas:

         a) Providing a Preliminary Schedule and Guaranteed Maximum Price ("GMP") Design-Build contract for the design and construction of the Facility.
         b)       Assist in the development of a business plan.
         c)       Assist with the financing of the facility.
         d) Assist the Company in the process of site evaluation and selection
         e) Assist the Company in all phases of the permitting process including taking a lead role in obtaining all required permits for the construction and operation of the Facility.
         f) Design and build the Facility in accordance with a Design Build Contract, based upon the Engineers Joint Contract Documents Committee for a total price not to exceed thirty-four million dollars ($34,000,000).
         g) Management services on terms mutually agreeable including management fees not to exceed $320,000 annually.
         h)       Other items agreed to in writing between the Company and ICM.

It is understood that ICM will not limit its assistance to the services specifically enumerated above, but will extend their services and assistance as reasonably required and requested by the Company to provide for the successful implementation of the plan of financing and the design and construction of the Facility.

SECTION 2.  COMPENSATION.

         A. ICM COMPENSATION. The definitive agreements between and among the Company and ICM shall provide that, for their respective efforts in designing and constructing the Facility, ICM shall receive the following compensation:

For a turnkey ethanol plant, $34,000,000 (THIRTY FOUR MILLION DOLLARS).

For out of pocket expense provided under this agreement, up to $250,000 (TWO HUNDRED FIFTY THOUSAND DOLLAR), payable if the project is discontinued for any reason or if the Company wishes to terminate this Letter of Intent in favor of another entity to fulfill ICM's role, but then only to the extent that seed money has not been spent on other developmental costs. The extent of this liability for these out of pocket expenses will be limited to the assets of the company. If the project proceeds, a Design/Build contract is executed with ICM or its designate and the plant achieves commercial scale production, these expenses shall not be payable by the


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company and ICM will absorb costs associated with this Letter of Intent in the
Design Build contract.

In no case will the ICM share or split the fees delineated in the prior paragraphs with any other party currently assisting the Company in other endeavors. However, the ICM may, at its sole discretion, choose to engage other companies in order to effect the necessary transactions and may choose to share a portion of its fees for said services.

ICM reserves the right, but is not offering to invest seed money in the Company, but only with the mutual agreement of the Company and only during such time periods as the Company may, in its discretion, be seeking seed money financing to commence its organizational activities.

SECTION 3. EXPENSES. The Company will be responsible for all of ICM's out-of-pocket expenses, including travel, communication, and reports prepared in fulfilling its duties outlined herein. If travel is required, ICM would expect to be reimbursed for those expenses, all of which would be pre-approved by the Company. The Company will be responsible for the payment of all fees and expenses commonly known as "Development Expenses," including but not limited to:
Assistance to the Company for Company provided items such as land, surveys, soils testing and reports, permits, utility services, rail road services and equipment, equity, financing, public and private meetings and the like. In the event a financing does not occur, the Company may be responsible for paying a portion or all of the aforementioned expenses to the extent of the then remaining seed capital funds, provided, however, that prior to incurring any such expenses, ICM shall inform the Company of the nature and estimated amount of such expenses, as well as the Company's obligation, if any, with respect to such expenses in the event a financing is not completed.

SECTION 4. TERM OF AGREEMENT. The term of the various definitive agreements shall begin on the date of execution of such definitive agreements between and among the Company and ICM, and shall continue until the Facility has begun "commercial scale production." For the purposes of the definitive agreements, "commercial scale production" shall mean the commercial operation of the Facility (after initial startup and testing is complete) to produce ethanol and related by-products for sale to the Company's customers on a commercial scale as per the required specifications set forth in the Design/Build Agreement and/or other contracts relating to the construction and operation of the Facility.

The parties to this letter of intent specifically agree that the definitive agreements between and among the Company and ICM will contain provisions allowing each party to terminate the applicable definitive agreement in the event that the other party to any such agreement has failed to adequately perform its obligations under such definitive agreement and has not cured such failure within a period specified in such definitive agreement. Cancellation of the definitive agreements by the Company prior to the expiration of the contracts for any reason (including for reasons that are out of the control of Company and within the control of ICM, resulting in ICM terminating its involvement with the Heartland Ethanol LLC, will result in a termination fee payable to ICM equal to all fees that would have otherwise been earned by ICM during the term of the definitive agreements.


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The parties to this letter of intent also specifically agree that the definitive agreements between the company and ICM will contain provisions to convey to the Company, a single, plant specific license of ICM's proprietary technology as generally defined in Section 6.

The Company agrees to provide to ICM Marketing, Inc., the opportunity to provide a quotation for distillers grain marketing service upon start up of the plant.

SECTION 5. INDEPENDENT CONTRACTOR. ICM is independent contractor and nothing herein contained shall constitute any of their employees or agents as employees or agents of the Company.

SECTION 6. CONFIDENTIALITY. During the period beginning on the date hereof and ending five (5) years after termination of each of the definitive agreements, the members the Company agree not to use or disclose any information regarding the Company or the Facility not previously available to the public. During the period beginning on the date hereof and ending five (5) years after termination of each of the definitive agreements (other than any management contract with ICM), the Company agrees not to use or disclose any proprietary information or technology exclusively owned by ICM not previously disclosed to the public. Notwithstanding the foregoing, ICM may disclose information as required in the performance of the definitive agreements or by law, or as otherwise authorized by the Company.

The proprietary information and technology exclusively owned by ICM includes:

         1.       Mass and Energy Balance
         2.       Product Flow Diagrams (PFD)
         3.       Process and Instrument Diagrams (P&ID)
         4. The combination of the distillation, evaporation and alcohol dehydration technology, specifications and operating procedures.
         5. The combination of the dryer, thermal oxidizer and heat recovery steam generations (HRSG) technology, specifications and operating procedures.
         6. The configuration of the plant computer system commonly known as the Distributed Control System (DCS) including set points, high and low set points, ranges, alarms, graphical interfaces and other designs provided by ICM.

SECTION 7. LEGAL AND FINANCIAL ADVICE. None of the Services contemplated in this Agreement shall be construed as or a substitute for legal, investment banking or accountings services.

SECTION 8. EXCLUSIVITY. Upon execution of this letter of intent and except as provided above with respect to financing obtained by the Company, the Company agrees that ICM will be the exclusive party to provide the respective services for the Company in connection with the design and construction of the Facility.

ICM agrees that it will not solicit additional plants in Kansas within a fifty-mile radius of the Heartland Ethanol/Campus, Kansas area for a period of 180 days from the date of this agreement.


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SECTION 9. NOTICES. Any written notice or communications required or permitted by this letter of intent, the definitive agreements or by law to be served on, given to, or delivered to either party hereto, by the other party shall be in writing and shall be deemed duly served, given, or delivered when personally delivered to the party to whom it is addressed or in lieu of such personal services, when deposited in the United States' mail, first-class postage prepaid, addressed to the Company at:

           Heartland Ethanol LLC                   ICM, Inc.
           Jeff Torluemke                          Jeff Roskam
           State Bank                              Senior Vice President
           745 Main Street                         310 N. First Street
           Hoxie, KS  67740                        Colwich, KS  67030

SECTION 10. CONTROLLING LAW. The laws of the State of Kansas will govern this letter of intent and the definitive agreements.

If the above letter correctly sets forth our understanding with respect to the proposed delivery of services by the various members of the Development Services Team, please sign and return four copies of this letter. Following receipt, the Company will work with each of you to begin preparation of the appropriate definitive agreements.

Heartland Ethanol LLC


By: /s/Jeff Torluemke, Chairman
   ---------------------------------
     Jeff Torluemke, Its:  Chairman


Duly executed and agreed to (as to the binding provisions of Section 6) this 18 day of July, 2001.

ICM, Inc.


By: /s/Dave Vander Griend
   ---------------------------------
     Dave Vander Griend  Its: President


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$34,000,000                                                            EXHIBIT A
HEARTLAND ETHANOL LLC
PROJECT FINANCING

                                GENERAL ESTIMATE
                      INTERSTATE LIMITED LIABILITY COMPANY
                                SEED MONEY BUDGET
           (Amount must be adjusted for the Heartland Ethanol Project)
                                   Item                                Amount
Legal Costs                                                          $150,000
Accounting Costs                                                      $50,000
Promoters Expense                                                     $60,000
Feasibility/Market Studies                                            $10,000
Consulting Engineers                                                  $15,000
Meeting Expenses                                                      $10,000
Printing and Distribution                                             $30,000
Advertising Expense                                                   $50,000
Permitting                                                            $75,000
Miscellaneous                                                         $50,000
TOTAL                                                                $500,000


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$34,000,000                                                            EXHIBIT B
HEARTLAND ETHANOL LLC
PROJECT FINANCING

GENERAL TIMETABLE - SUBJECT TO CHANGE

6/25/2001     Retention of Design/Build/Finance/Construction team of consultants      HEL

6/25/2001     Retention of Attorney for the provision of legal services               HEL, ICM

7/2/2001      Retention of US Energy for the provision of consulting services         HEL, ICM

8/1/2001      Seed capital raised by the Company for initial project costs            HEL

8/1/2001      First Draft of business plan including cost estimates, pro-forma        HEL, ICM
              financial projections and marketing plan description

8/1/2001      Completion of Operating Agreement                                       HEL

8/15/2001     First draft Securities Registration statement to be reviewed by the     ATT
              project team

8/20/2001     First draft equity document for registered offering of LLC units        HEL, ATT

9/15/2001     Procurement of the land                                                 HEL, City of

10/1/2001     Finalize Securities Registration statement and file with the            HEL, ATT
              Securities and Exchange Commission

9/15/2001     Write and submit the air permit to the State of Kansas DNR              ICM, ARS

9/15/2000     Completion of marketing plan inclusive of the following:                HEL

              - Grain Procurement and Hedging Strategy documented

              - Ethanol Marketing/Off-take arrangements

              - DDGS/DWG Marketing/Off-take arrangements

              - CO2 Marketing/Off-take arranged

11/15/2001    Receive SEC comments and begin preparation of amendments and responses  ATT, HEL

1/2/2002      Equity Offering Document Finalized simultaneous with the end of quiet   HEL
              period and commencement of road show for equity raising

1/2/2002      Completion of private placement memorandum/lender presentation folder   HEL
              for dissemination to potential providers of senior and subordinated debt.

1/2/2002 -    Road show to potential banks and insurance companies interested in      HEL
2/15/2002     purchase of debt

2/1/2002      Air Permit received from the State of Kansas after full statutory       ICM
              review and comment periods have elapsed

2/15/2002     Receipt of term sheets backed by credit approval from                   HEL
              prospective HEL banks and insurance companies interested in funding the debt for the project.


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
3/1/2002      End of equity offering period with a closing into escrow, exclusive     HEL
              of financing fees, of the amount of dollars raised

3/15/2002     Negotiate final price and term associated with debt and commence        HEL
              documentation of the loans

3/25/2002     Complete documentation of loans                                         HEL, ATT

3/22/2002     Pre-Closing Activity                                                    All

4/1/2002      Financial Close                                                         All

5/1/2003      Plant reaches mechanical completion and start up occurs with the        HEL, ICM
   To         successful passage of operational tests
6/15/2003

HEL:          Heartland Ethanol LLC
ICM:          ICM
ATT:          Company Attorney
ARS:          Air Resources Specialists


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